Exhibit 10.20

Amendment No. 1 to the Amended and Restated

EQUITY INTEREST PURCHASE AGREEMENT

This first amendment (the “Amendment”) to the Amended and Restated Equity Interest Purchase Agreement, dated November 28, 2014 (the “Restated EIPA”), is being entered into on March 19, 2015 by and between Heat PHE, Inc, a Nevada corporation (including any successor or permitted assignee thereof, the “Company”), having an address at 1802 North Carson Street, Suite 212, Carson City, NV 89701, and Hongjun Zhang, on behalf of all Buyers identified in the Buyers’ Response to RFP submitted to SmartHeat on September 10, 2013 (the “Buyers”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Restated EIPA.

WITNESSETH

WHEREAS, the Company and Buyers desire to amend the Restated EIPA to extend the termination date to April 15, 2015.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Amendments to the Restated EIPA Agreement. The Restated EIPA shall hereby be amended as follows:

a.	Section 1.3 of the Restated EIPA shall be amended by deleting the date March 31, 2015 and replacing it with April 15, 2015;
b.	Section 6.2.3 of the Restated EIPA shall be amended by deleting the date March 31, 2015 and replacing it with April 15, 2015;

2.	Miscellaneous

a.
Full Force and Effect.  Except as expressly set forth in this Amendment, no other provision of the Restated EIPA shall be changed, altered or modified and the Restated EIPA, except as amended, shall remain in full force and effect.

b.	Authority. Each party hereto represents and warrants to the other party that this Amendment is being executed by the authorized representatives of each respective party.

c.
Counterparts. This Amendment shall be effective immediately upon the execution by the parties hereto. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

d.	Headings. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

e.	Notices. Unless otherwise provided, any notice required or permitted under this Amendment shall be given in accordance with Section 5 of the Restated EIPA.

f.
Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

g.	All Amendments in Writing. No supplement, modification, or amendment to this Amendment shall be binding, unless executed in writing by a duly authorized representative of each party to this Amendment.

h.
Entire Agreement. This Amendment and the Restated EIPA, including the Exhibits and the Schedules, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

i.	Governing Law, Dispute Resolution

i.	This Amendment shall be governed by and construed under the internal laws of the People’s Republic of China.

ii.	This Amendment shall be governed by procedures other than litigation for settling all claims and disputes under the method set forth below:

1.
The parties hereto agree to attempt in good faith to settle any dispute arising under or relating to this Amendment by mediation before the Hong Kong International Arbitration Centre (HKIAC) under the then-current version of HKIAC’s Commercial Mediation Rules. The place of mediation shall be in Hong Kong and three mediators shall be appointed, one by The Company, one by They Buyers, and one who shall be selected by the parties’ hereto mutual agreement.

2.
If the mediation is abandoned by the mediator or is otherwise concluded without the dispute being resolved, the parties may, at their option refer the dispute to arbitration at HKIAC in accordance with its then-current International Arbitration Rules.

i.
Taxes and Expenses. Taxes and expenses incurred by the transactions contemplated by this Amendment shall be borne by the parties hereto in accordance with their respective obligations, unless otherwise provided.

j.	Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

COMPANY:

HEAT PHE INC.

By: /s/ Oliver Bialowons

Name: Oliver Bialowons

Title: President

BUYERS:

By: /s/  Hongjun Zhang

Name: Hongjun Zhang, on behalf of all Buyers